SECURED CREDIT NOTE

$326,000.00	Naperville, Illinois
Issue Date: April 27, 2012	Maturity Date: On or before June 21, 2012

FOR VALUE RECEIVED, Q LOTUS HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay on or before JUNE 21, 2012 (the “Maturity Date”), to the order of MW BUSINESS CREDIT, LLC, a Nevada limited liability company (together with its successors and assigns, the “Holder”), at its office located at 710 East Ogden Avenue, Suite 500, Naperville, Illinois 60563, or at such other location as the Holder may otherwise direct in writing from time to time, the principal amount of THREE HUNDRED AND TWENTY-SIX THOUSAND DOLLARS ($326,000.00) in lawful money of the United States, payable in accordance with the provisions of this Secured Credit Note (this “Note”).

Article 1.                 Security Agreement. This Note is the “Note” of the Borrower referred to in that certain Security Agreement of even date herewith (the “Security Agreement”) by and between the Holder and the Borrower. This Note is subject to the terms and conditions of the Security Agreement, and capitalized terms not expressly defined herein shall have the respective meanings ascribed to such terms in the Security Agreement.

Article 2.                 Payments of Principal. Borrower covenants and agrees that it will duly and punctually pay the principal sum of THREE HUNDRED AND TWENTY-SIX THOUSAND DOLLARS ($326,000.00), or such lesser principal balance as may be due and owing from time to time under this Note, in accordance with the provisions hereof.

Article 3.                 Payments of Interest. No interest shall be payable on the principal sum of this Note.

Article 4.                 Monthly Payments. Subject to the remaining terms and conditions of this Note, no payments shall be due on this Note until the Maturity Date.

Article 5.                 Loan Fee. Borrower acknowledges and agrees that a loan fee of SIXTEEN THOUSAND DOLLARS ($16,000.00) (the "Loan Fee") has been included in the principal balance of this Note and that the Loan Fee shall be deemed fully earned and non-refundable as of the date of this Note.

Article 6.                 Secured Obligations. This Note is secured by the Collateral. The Security Agreement grants the Holder certain rights with respect to the Collateral upon the occurrence and continuance of an Event of Default.

Article 7.                 Events of Default. The occurrence of any of the events set out below as (a)-(b) or a default under the Security Agreement (collectively “Events of Default”) shall, at the option of Holder, make the principal balance of this Note as immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind.

(a) Payments. The Borrower fails to make any installment of principal or other amounts due pursuant to this Note whether at stated maturity, upon acceleration or otherwise.

(b) Insolvency. An order for relief is entered against the Borrower by any United States Bankruptcy Court; the Borrower does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h)); the Borrower makes an assignment for the benefit of creditors; the Borrower applies for or consents to the appointment of a custodian, receiver, trustee or similar officer for it or for all or any substantial part of its assets, or such a custodian, receiver, trustee or similar officer is appointed without the application or consent of the Borrower; the Borrower institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; any such proceeding is instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment, execution or similar process is issued or levied against a material portion of the assets of the Borrower.

Article 8.                 Fees and Expenses. All fees and expenses incurred by the Holder (including, without limitation, attorneys’ fees and expenses) in collecting amounts due under this Note shall be paid by the Borrower to the Holder upon demand therefore.

Article 9.                 Waiver of Presentment, Demand and Dishonor.

(a)                The Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including, but not limited to, exemptions provided by or allowed under the U.S. Bankruptcy Code (or similar state laws affecting creditors’ rights) and any successors thereto), both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

(b)               No failure on the part of the Holder to exercise any right or remedy hereunder with respect to the Borrower, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to demand the debt of the Borrower evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of demand or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

Article 10.             Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Note shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in Chicago, Illinois, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Security Agreement. Notwithstanding the foregoing to the contrary, the Holder may institute and prosecute any action, suit or proceeding in any court of competent jurisdiction it shall deem advisable in connection with the enforcement of its rights hereunder.

Article 11.             Amendment; Waiver. No modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by the Borrower and the Holder and, then, only to the extent set forth in such writing.

Article 12.             No Jury Trial. Borrower acknowledges and agrees that any controversy that may arise under this Note is likely to involve complicated and difficult issues. Accordingly, BORROWER hereby KNOWINGLY, VOLUNTARILY AND INTENTIONALLY irrevocably and unconditionally waives any right BORROWER may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this NOTE. Borrower certifies and acknowledges that (i) the Holder has not represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) Borrower understands and has considered the implications of this waiver, and (iii) the Holder has been induced to accept this Note by, among other things, the waivers and certifications in this Article.

Article 13.             Use of Proceeds. Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Secured Credit Note this 27th day of April, 2012.

BORROWER:

Q LOTUS HOLDINGS, INC.

:	By:	/s/ Gary Rosenberg
Name: Gary Rosenberg
Title: Chief Executive Officer

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